1667 N. Batavia Street
                                                  Orange, California 92667-3508
                                                  Telephone  (714) 283-1600
                                                  Telephone  (310) 921-7100
                                                  Facsimile  (714) 283-2600
                                                  INTER-TEL
July 31, 1995

Inter-Tel, Incorporated
7300 W. Boston Street
Chandler, Arizona 85226

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

I have examined the Registration Statement on Form S-3 to be filed by Inter-Tel, Incorporated, an Arizona corporation (the "Company") with the Securities and Exchange Commission on or about July 31, 1995, in connection with the registration under the Securities Act of 1933, as amended, of 3,277,500 shares of the Company's Common Stock, no par value (the "Shares"), 2,000,000 of which are authorized but heretofore unissued and 1,277,500 of which (including an over-allotment option to purchase 427,500 shares) will be sold by certain selling shareholders. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As general counsel to the Company, I have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

It is my opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the issuance of the Shares, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and nonassessable.

I consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,


/s/ Kristi S. Bonfiglio

Kristi S. Bonfiglio
General Counsel